2018 Fourth Quarter and Full Year Earnings Release David T. Provost Chief Executive Officer Thomas C. Shafer Vice Chairman, Chief Executive Officer of Chemical Bank Dennis L. Klaeser EVP and Chief Financial Officer

Forward-Looking Statements & Other Information Statements included in this presentation which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding our belief that we are positioned for continued growth and strong operating performance. Words and phrases such as “anticipates,” “believes,” “plans,” “continue,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “is likely,” “judgment,” “look ahead,” “look forward,” “on schedule,” “opinion,” “opportunity,” “potential,” “predicts,” “probable,” “projects,” “should,” “strategic,” “trend,” “will,” and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and loan servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain. 2

Forward-Looking Statements & Other Information (continued) Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: • our ability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry; • operational and regulatory challenges associated with our information technology systems and policies and procedures in light of our rapid growth and systems conversion in 2018; • our ability to grow deposits; • our inability to execute on our strategy to expand investments and commercial lending; • our inability to efficiently manage our operating expenses; • economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • a general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses; • increases in competitive pressure in the banking and financial services industry; • the timing of when historic tax credits are placed into service could impact operating expenses; • current or future restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate; and • the risks, uncertainties and assumptions set forth under the heading "Cautionary Note Regarding Forward-Looking Statements" in the joint press release issued by Chemical and TCF Financial Corporation ("TCF") on the date hereof with respect to the proposed merger transaction between Chemical and TCF. Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Item 1A of Chemical’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Chemical disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. 3

Forward-Looking Statements & Other Information (continued) Non-GAAP Financial Measures This presentation and the accompanying presentation by management contain certain non-GAAP financial disclosures that are not in accordance with U.S. generally accepted accounting principles ("GAAP"). Such non- GAAP financial measures include Chemical’s tangible shareholders' equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent basis, operating expenses-core (which excludes merger and restructuring expenses and impairment of income tax credits), operating expenses-efficiency ratio (which excludes merger and restructuring expenses, impairment of income tax credits and amortization of intangibles), the adjusted efficiency ratio (which excludes significant items, merger and restructuring expenses, impairment of income tax credits, loan servicing rights change in fair value gains (losses), amortization of intangibles, net interest income FTE adjustments and (losses) gains from sale of investment securities) and other information presented excluding significant items, including net income, diluted earnings per share, return on average assets and return on average shareholders' equity. Chemical uses non-GAAP financial measures to provide meaningful, supplemental information regarding its operational results and to enhance investors’ overall understanding of Chemical’s financial performance. The limitations associated with non-GAAP financial measures include the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. These disclosures should not be considered an alternative to Chemical’s GAAP results. See the Appendix included with this presentation for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. 4

Fourth Quarter and Full Year 2018 Highlights

(in thousands, except per share data)	Q4 2018	Q3 2018	Q4 2017	2018	2017
Income Statement					
Net Income	**$ 73,039**	$ 70,397	$ 9,446	**$ 284,020**	$ 149,523
Net Income, excl. significant items[(1)]	**73,039**	70,397	62,686	**284,020**	219,556
Diluted earnings per share	**1.01**	0.98	0.13	**3.94**	2.08
Diluted earnings per share, excl. significant items[(1)]	**1.01**	0.98	0.87	**3.94**	3.06
Return on average assets	**1.39%**	1.37%	0.20%	**1.41%**	0.81%
Return on average assets, excl. significant items[(1)]	**1.39%**	1.37%	1.31%	**1.41%**	1.19%
Return on average tangible shareholders' equity[(1)]	**17.8%**	17.5%	2.5%	**17.9%**	10.2%
Return on average tangible shareholders' equity, excl. significant items[(1)]	**17.8%**	17.5%	16.5%	**17.9%**	14.9%
Efficiency ratio	**55.4%**	55.6%	56.1%	**54.3%**	60.1%
Adjusted efficiency ratio[(1)]	**50.4%**	52.8%	47.4%	**51.5%**	51.9%
Net interest margin (GAAP)	**3.42%**	3.42%	3.39%	**3.48%**	3.40%
Net interest margin (FTE)[(1)]	**3.49%**	3.48%	3.47%	**3.53%**	3.48%
Balance Sheet					
Total loans	**$15,269,779**	$14,796,252	$14,155,267	**$15,269,779**	$14,155,267
Total deposits	**15,593,282**	15,444,852	13,642,803	**15,593,282**	13,642,803
Total assets	**21,498,341**	20,905,489	19,280,873	**21,498,341**	19,280,873
Book value per share	**39.69**	39.04	37.48	**39.69**	37.48
Tangible book value per share[(1)]	**23.54**	22.87	21.21	**23.54**	21.21
Asset Quality					
Nonperforming loans/total loans	**0.56%**	0.65%	0.45%	**0.56%**	0.45%
Net loan charge-offs/average loans	**0.08%**	0.05%	0.04%	**0.09%**	0.07%

Q4 2018 Highlights

Diluted EPS
$1.01

ROATCE[(1)]
17.8%

Adjusted Efficiency Ratio[(1)]
50.4%

Total Loans
$15.3 billion

Total Deposits
$15.6 billion

(1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures.

5

Income Statement Summary

Financial Highlights

(in thousands except per share data)		2018 4th Qtr.		2018 3rd Qtr.		2017 4th Qtr.
Net interest income	$	**163,452**	$	159,481	$	145,905
Provision for loan losses		**8,894**		6,028		7,522
Noninterest income		**32,047**		37,917		32,319
Operating expenses		**108,366**		109,661		100,022
Operating expenses, core[(1)]		**102,594**		106,499		91,298
Merger expenses		**—**		—		1,511
Restructuring expenses		**—**		—		1,056
Impairment of income tax credits		**5,772**		3,162		6,157
Net income	**$**	**73,039**	$	70,397	$	9,446
Net income, excl. significant items[(1)]	**$**	**73,039**	$	70,397	$	62,686
Diluted EPS	**$**	**1.01**	$	0.98	$	0.13
Diluted EPS, excl. significant items[(1)]	**$**	**1.01**	$	0.98	$	0.87
Return on Avg. Assets		**1.39%**		1.37%		0.20%
Return on Avg. Shareholders' Equity		**10.4%**		10.2%		1.4%
Return on Avg. Tangible Shareholders' Equity, excl. significant items[(1)]		**17.8%**		17.5%		16.5%
Efficiency Ratio		**55.4%**		55.6%		56.1%
Efficiency Ratio - Adjusted[(1)]		**50.4%**		52.8%		47.4%

(1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures.

Prior Quarter Comparison

- Higher net interest income in Q4 compared to Q3, due to increases in average balances and yields earned on loans and investments securities, partially offset by increases in average deposit balances and cost of funds
- Operating expenses,core, decreased primarily due to a decrease in system conversion costs
- Noninterest income decreased primarily due to a reduction in net gain on sale of loans and other mortgage banking revenue
- Provision for loan losses increased primarily due to an increase in originated loan growth

Prior-Year Quarter Comparison

- Increase in net income in Q4 2018 was primarily attributable to increases in loans and investment securities during the twelve months ended December 31, 2018 and the fourth quarter 2017 revaluation of our net deferred tax assets following the signing of the Tax Cuts and Jobs Act

6

Net Income NetNet IncomeIncome, Trending excluding Upward significant ($ Millions, items except ($ EPS Millions, data) except EPS data) 2017 Total: $149.5(1); $219.6(2)(3) 2018 Total: $284.0(1) $75.0 $1.20 $62.7(2)(3) $1.01 $1.00 $60.0 $0.87(3) $2.7 $0.3 $0.80 (3) $13.8 e $45.0 $0.70 m o S c P n $0.60 I $53.3 $71.6 $73.0 E t $69.0 $70.4 e N $30.0 $52.0 $47.6 $0.40 $40.5 $15.0 $0.20 $9.4 $0.0 $0.00 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 Significant items (after-tax) Net Income __ Diluted EPS, excluding significant items (non-GAAP) (3) (1)Net Income (2) Net Income, excluding significant items for each of the quarterly periods in 2017. 7 (3)Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures.

Profitability Ratios Quarterly Trends 2.00% 20.0% 19.0% 17.8% 17.5% 17.8% 16.5% 1.47% 1.50% 15.0% 1.39% 1.37% 1.39% 14.6% 1.31% 14.4% ) 14.1% 1 ( 1.15% 1.15% 1.15% E T A O A R A 1.00% 10.0% 10.7% d O 10.4% 10.2% 10.2% n R 9.4% a E 8.2% A 7.8% 8.0% O R 0.50% 5.0% 0.00% 0.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 Return on average assets Return on average assets, excluding significant items (non-GAAP)(1)(2) (2) ___ Return on average average tangible shareholders' equity (excluding significant items for quarters during 2017 (non- GAAP)(1)) ___ Return on average shareholders' equity(2) (excluding significant items for quarters during 2017 (non-GAAP)(1)) (1) Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. 8 (2) There were no "significant items" for the quarters in 2018.

Loan Portfolio Composition ($ Millions) December 31, 2017 $14,155 December 31, 2018 $15,270 Loan Growth - Year Ended December 31, 2018 $2,442 $2,299 $3,386 $1,115 $4,003 $(143) $3,458 $3,253 $1,813 $205 $2,060 $23 $2,786 $2,607 $(13) $597 $574 $179 $617 $67 $80 $247 n Commercial n CRE Owner-occupied n CRE Non-owner occupied n CRE Vacant land n Real estate construction n Residential n Consumer 9

Loan Growth ($ Millions) Quarterly Loan Growth Trends $474 $500 $394 $400 $322 $361 $300 $282 $166 $217 $200 $63 $100 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 - $1,164 2018 - $1,115 Loan Growth - 2017 Total Loan Growth - 2018 Total $(143) $1,164 n Commercial $1,115 n $132 $169 CRE Owner-occupied $205 n $23 CRE Non-owner- $(13) $165 $116 occupied $179 $617 n CRE Vacant Land n $170 RE Construction $247 $390 n Residential n Consumer $22 10

Loan Growth – Originated v. Acquired LoanLoan GrowthGrowth (Run-off) (Run-off) ($ ($Millions) Millions) Q4 2018 Q3 2018 Q2 2018 Q1 2018 2018 Total 2017 Total Originated Loan Portfolio Commercial $ 337 $ 197 $ 268 $ 78 $ 880 $ 507 CRE/RE Construction 276 142 265 154 837 1,046 Residential 121 124 122 72 439 491 Consumer (34) (15) 29 (39) (59) 244 Total Originated Loan Portfolio Growth $ 700 $ 448 $ 684 $ 265 $ 2,097 $ 2,288 Acquired Loan Portfolio Commercial $ (54) $ (54) $ (118) $ (37) $ (263) $ (338) CRE/RE Construction (100) (97) (123) (81) (401) (348) Residential (55) (57) (62) (60) (234) (326) Consumer (17) (23) (20) (24) (84) (112) Total Acquired Loan Portfolio Run-off $ (226) $ (231) $ (323) $ (202) $ (982) $ (1,124) Total Loan Portfolio Commercial $ 283 $ 143 $ 150 $ 41 $ 617 $ 169 CRE/RE Construction 176 45 142 73 436 698 Residential 66 67 60 12 205 165 Consumer (51) (38) 9 (63) (143) 132 Total Loan Portfolio Growth $ 474 $ 217 $ 361 $ 63 $ 1,115 $ 1,164 11

Deposit Composition TotalTotal DepositsDeposits ($ ($ Billions) Billions) Total Deposits – December 31, 2017 Deposit Growth Total Deposits – December 31, 2018 $13.6 $2.0, 14.3%(1) $15.6 $0.5 $0.1 $1.0 $0.5 $3.8 $3.1 $3.7 $0.6 $3.4 $0.3 $2.7 $0.5 $3.3 $3.6 $4.1 n Noninterest-bearing demand n Interest-bearing checking n Savings and money market n Other time Deposits n Brokered deposits Average Deposits ($ Millions) & Cost of Deposits(2) (%) $15,430 s $16,000 1.00% t i s d o $14,936 i p $13,603 $13,765 $13,975 a e $13,389 $12,000 $12,999 $13,022 0.88% P D 0.75% e t e a g 0.72% R a $8,000 r t e s v e 0.56% 0.50% r A e t l $4,000 n a 0.33% t 0.28% 0.46% I o 0.42% 0.38% T $0 0.25% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 Deposits Cost of Deposits (2) 12 (1)Comprised of $1.5 billion of growth in customer deposits and $0.5 billion of growth in brokered deposits. (2)Cost of deposits based on period averages.

Funding Breakdown ($ Billions) September 30, 2018 December 31, 2018 $17.9 billion $18.4 billion Average cost of wholesale Average cost of wholesale borrowings – 1.97% Interest and borrowings – 2.02% noninterest- n Deposits: bearing, demand, savings, money market n $3.0 Time deposits $3.4 $0.4 $0.4 n Collateralized customer $3.3 deposits $11.3 $3.4 $11.2 n Wholesale borrowings (at December 31, 2018: brokered deposits - $1.0 billion, short and long term borrowings - $2.5 billion) Average Cost of Funds Q3 2018 – 0.88% Average Cost of Funds Q4 2018 – 1.03% 13

Credit Quality ($ Millions, unless otherwise noted) Provision for Loan Losses vs. Net Loan Losses (Originated loan portfolio) Provision for Loan Losses vs. Net Loan Losses $9.6 $10.0 $9.4 $8.1 $6.2 $6.3 $4.9 $5.1 $5.0 $4.1 $4.3 $3.0 $2.0 $3.5 $1.2 $3.5 $1.4 $3.4 $0.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 Provision for Loan Losses, Originated Net Loan Losses Nonperforming Loans (NPLs) and Allowance for Loan Losses (ALL) $110.0 $120 $91.9 $75.7 $73.3 $78.3 $60 $85.4 ALL $50.6 $62.2 $44.3 $63.1 NPLs $0 YE 2014 YE 2015 YE 2016 YE 2017 YE 2018 Originated Loans ($ billions) $5.0 $5.8 $7.5 $9.8 $11.9 Acquired Loans ($ billions) 0.7 1.5 5.5 4.4 3.4 Total Loans ($ billions) $5.7 $7.3 $13.0 $14.2 $15.3 Originated ALL $75.7 $73.3 $78.3 $91.9 $109.6 Acquired ALL — — — — 0.4 Total ALL $75.7 $73.3 $78.3 $91.9 $110.0 Originated ALL/ Originated Loans 1.51% 1.26% 1.05% 0.94% 0.93% NPLs/ Total Loans 0.89% 0.86% 0.34% 0.45% 0.56% Credit Mark as a % of Unpaid 14 Principal on Acquired Loans 5.4% 4.4% 3.1% 2.4% 1.7%

Net Interest Income, Net Interest Margin and Loan Yields Quarterly(Quarterly Trends Trend) Net Interest Income Net Interest Margin(1) and Loan Yields 5.00% 4.80% 4.63% 4.68% $180 4.48% 4.31% 4.31% 4.22% 4.11% $163.5 $159.5 $157.5 3.59% $160 3.49% 3.48% 3.48% 3.56% 3.48% 3.49% $151.9 3.47% 0.29% 0.26% $145.9 0.12% 0.21% 0.23% 0.22% 0.23% 0.23% $143.6 $137.9 $140 $130.1 2.50% ) s n o i l l i $120 M ( $ $100 $80 0.00% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 $60 Loan Yields Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 Purchase Accounting Accretion on Loans (1) Net Interest Income Net Interest Margin (1) Computed on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21% for each of the three month periods in 2018 and 35% for each of the 15 three months periods in 2017. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry. Please refer to the Appendix for a reconciliation of non-GAAP financial measures.

Non-Interest Income Quarterly Quarterly $50.0 $41.6 $40.6 $38.0 $38.0 $37.9 $9.9 $12.5 $9.2 $32.1 $32.3 $8.8 $9.8 $32.0 $4.0 ) $5.2 s $7.9 n o $9.7 i l l i $25.0 $8.8 $9.7 M $9.4 $9.3 $8.7 ( $9.9 $ $10.0 $7.0 $5.8 $6.3 $7.2 $6.0 $6.5 $6.2 $6.5 $15.0 $14.2 $12.8 $12.8 $10.8 $12.4 $12.3 $7.9 $0.0 Q1 Q2 Q3 Q4 (1) Q1 Q2 Q3 Q4 2017 2018 Other Wealth Management Service Charges and Fees on Deposit Accounts Net Gain on Sale of Loans and other Mortgage Banking Revenue(2) (1) Significant items: Q4 2017 included a $7.6 million loss on investment securities as part of our treasury and tax management objectives. (2) Includes impact of change in fair value of loan servicing rights. 16

Operating Expenses Quarterly Quarterly $125.0 $119.5 $109.7 $2.7 $1.6 $3.2 $108.4 $21.2 $1.0 $3.2 $104.2 $104.5 $5.8 $101.6 $1.7 $4.2 $98.2 $100.0 $1.6 $100.0 $0.5 $2.5 $8.1 $8.5 $3.1 $8.2 $7.8 $8.1 $6.2 $7.7 $7.6 $7.1 $7.4 $7.4 $8.0 $8.0 $7.7 $8.7 $6.9 $7.5 $75.0 ) s n o (1) i $95.2 l (1) l $102.8 i $100.0(1) $56.2 $102.6(1) (1) $91.3(1) $106.5(1) M $100.0 (1) $56.6 ( $59.9 $52.2 $97.7 $52.6 $55.6 $55.6 $ $47.4 $50.0 $25.0 $32.4 $28.7 $28.1 $28.4(3) $28.1 $29.2 $24.2 $27.7 $0.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 (3) Other Compensation Occupancy Equipment Core System Transformation Costs (2) Impairment Related to Historic Tax Credits Merger & Restructuring Expenses (1) Represents operating expenses, core, a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. (2) Segregated for this chart, but otherwise included in Other, Equipment and Compensation expenses. 17 (3) Core system transformation costs of $0.2 million included in Other expenses for the 4th quarter of 2017.

Capital Tangible Book Value and Capital Ratios CHFC CHFC CHFC CHFC CHFC 12/31/2017 3/31/2018 6/30/2018 9/30/2018 12/31/2018 Tangible Book Value / Share(1) $21.21 $21.68 $22.33 $22.87 $23.54 Tangible Common Equity / Tangible Assets(1) 8.3% 8.3% 8.3% 8.3% 8.3% Tier 1 Capital(2) 10.2% 10.4% 10.5% 10.9% 10.7% Total Risk-Based Capital(2) 11.0% 11.2% 11.4% 11.7% 10.7% Tangible Book Value per Share(1)(TBV) Roll Forward $3.98 $25 $0.09 $23.54 $21.21 $(1.24) $(0.50) $20 $15 $10 $5 $0 7 e ds j. 3) 8 201 om en Ad r ( 201 1, Inc vid CI the 1, c 3 et Di O O c 3 De N A De V @ V @ TB TB (1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. (2) Estimated at December 31, 2018. (3) Includes changes in shares outstanding and other misc. items. 18

Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Shareholders' equity	**$ 2,836,260**	$ 2,788,924	$ 2,750,999	$ 2,704,703	$ 2,668,749	$ 2,673,089	$ 2,639,442	$ 2,600,051
Goodwill, CDI and non-compete agreements, net of tax	**(1,153,877)**	(1,155,083)	(1,156,307)	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible shareholders' equity	**$ 1,682,383**	$ 1,633,841	$ 1,594,692	$ 1,547,198	$ 1,510,011	$ 1,519,513	$ 1,485,847	$ 1,445,136
Common shares outstanding	**71,460**	71,438	71,418	71,350	71,207	71,152	71,131	71,118
Book value per share	**$ 39.69**	$ 39.04	$ 38.52	$ 37.91	$ 37.48	$ 37.57	$ 37.11	$ 36.56
Tangible book value per share	**$ 23.54**	$ 22.87	$ 22.33	$ 21.68	$ 21.21	$ 21.36	$ 20.89	$ 20.32
Total assets	**$21,498,341**	$20,905,489	$20,282,603	$19,757,510	$19,280,873	$ 19,354,308	$ 18,781,405	$ 17,636,973
Goodwill, CDI and non-compete agreements, net of tax	**(1,153,877)**	(1,155,083)	(1,156,307)	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible assets	**$20,344,464**	$19,750,406	$19,126,296	$18,600,005	$18,122,135	$ 18,200,732	$ 17,627,810	$ 16,482,058
Tangible shareholders' equity to tangible assets	**8.3%**	8.3%	8.3%	8.3%	8.3%	8.3%	8.4%	8.8%
Net income	**$ 73,039**	$ 70,397	$ 68,988	$ 71,596	$ 9,446	$ 40,459	$ 52,014	$ 47,604
Significant items, net of tax[1]	**—**	—	—	—	53,240	13,782	302	2,709
Net income, excl. significant items[1]	**$ 73,039**	$ 70,397	$ 68,988	$ 71,596	$ 62,686	$ 54,241	$ 52,316	$ 50,313
Diluted earnings per share	**$ 1.01**	$ 0.98	$ 0.96	$ 0.99	$ 0.13	$ 0.56	$ 0.73	$ 0.67
Effect of significant items, net of tax[1]	**—**	—	—	—	0.74	0.20	—	0.03
Diluted earnings per share, excl. significant items[1]	**$ 1.01**	$ 0.98	$ 0.96	$ 0.99	$ 0.87	$ 0.76	$ 0.73	$ 0.70
Average assets	**$20,955,706**	$20,501,223	$19,850,993	$19,457,877	$19,207,430	$18,858,148	$18,264,699	$17,474,019
Return on average assets	**1.39%**	1.37%	1.39%	1.47%	0.20%	0.86%	1.14%	1.09%
Effect of significant items, net of tax[1]	**—%**	—%	—%	—%	1.11%	0.29%	0.01%	0.06%
Return on average assets, excl. significant items[1]	**1.39%**	1.37%	1.39%	1.47%	1.31%	1.15%	1.15%	1.15%
Average shareholders' equity	**$ 2,798,498**	$ 2,769,101	$ 2,707,346	$ 2,668,325	$ 2,676,029	$ 2,643,233	$ 2,606,517	$ 2,584,501
Average goodwill, CDI and noncompete agreements, net of tax	**1,154,469**	1,155,679	1,156,877	1,158,084	1,156,122	1,153,394	1,154,229	1,155,177
Average tangible shareholders' equity	**1,644,029**	1,613,422	1,550,469	1,510,241	1,519,907	1,489,839	1,452,288	1,429,324
Return on average shareholders' equity	**10.4%**	10.2%	10.2%	10.7%	1.4%	6.1%	8.0%	7.4%
Effect of significant items, net of tax[1]	**—**	—	—	—	8.0	2.1	—	0.4
Return on average shareholders' equity, excl. significant items[1]	**10.4%**	10.2%	10.2%	10.7%	9.4%	8.2%	8.0%	7.8%
Return on average tangible shareholders' equity	**17.8%**	17.5%	17.8%	19.0%	2.5%	10.9%	14.3%	13.3%
Effect of significant items, net of tax[1]	**—**	—	—	—	14.0	3.7	0.1	0.8
Return on average tangible shareholders' equity, excl. significant items[1]	**17.8%**	17.5%	17.8%	19.0%	16.5%	14.6%	14.4%	14.1%

(1) "Significant items" include 2017 merger and restructuring expenses, the fourth quarter of 2017 charge to income tax expense as a result of the revaluation of the net deferred tax assets and the fourth quarter of 2017 losses on sales of investment securities as part of our treasury and tax management objectives.

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Appendix: Non-GAAP Reconciliation (Dollars in in thousands, thousands, except except per per share share data) data) Full Year 2018 2017 Net income $ 284,020 $ 149,523 Significant items, net of tax(1) — 70,033 Net income, excl. significant items(1) $ 284,020 $ 219,556 Diluted earnings per share $ 3.94 $ 2.08 Effect of significant items, net of tax(1) — 0.98 Diluted earnings per share, excl. significant items(1) $ 3.94 $ 3.06 Average assets $ 20,200,530 $ 18,465,156 Return on average assets 1.41% 0.81% Effect of significant items, net of tax(1) —% 0.38% Return on average assets, excl. significant items(1) 1.41% 1.19% Average shareholders’ equity $ 2,740,399 $ 2,627,862 Average goodwill, CDI and noncompete agreements, net of tax 1,156,371 1,155,734 Average tangible shareholders' equity 1,584,028 1,472,128 Return on average shareholders’ equity 10.4% 5.7% Effect of significant items, net of tax(1) — 2.7 Return on average shareholders’ equity, excl. significant items(1) 10.4% 8.4% Return on average tangible shareholders’ equity 17.9% 10.2% Effect of significant items, net of tax(1) — 4.7 Return on average tangible shareholders’ equity, excl. significant items(1) 17.9% 14.9% (1) "Significant items" include 2017 merger and restructuring expenses, the fourth quarter of 2017 charge to income tax expense as a result of the revaluation of the net deferred tax assets and the fourth quarter of 2017 losses on sales of investment securities as part of our treasury and tax management objectives. 20

Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Efficiency Ratio:								
Total revenue – GAAP	**$ 195,499**	$ 197,398	$ 195,555	$ 192,417	$ 178,224	$ 175,750	$ 179,516	$ 168,107
Net interest income FTE adjustment	**2,514**	2,386	2,331	2,227	3,580	3,260	3,169	3,068
Loan servicing rights change in fair value (gains) losses	**2,827**	(932)	30	(3,752)	13	4,041	1,802	519
Losses (gains) from sale of investment securities[1]	**(221)**	—	(3)	—	7,556	(1)	(77)	(90)
Total revenue – Non-GAAP	**$ 200,619**	$ 198,852	$ 197,913	$ 190,892	$ 189,373	$ 183,050	$ 184,410	$ 171,604
Operating expenses – GAAP	**$ 108,366**	$ 109,661	$ 104,561	$ 101,610	$ 100,022	$ 119,539	$ 98,237	$ 104,196
Merger and restructuring expenses	**—**	—	—	—	(2,567)	(21,203)	(465)	(4,167)
Impairment of income tax credits	**(5,772)**	(3,162)	(1,716)	(1,634)	(6,157)	(3,095)	—	—
Operating expenses, core - Non-GAAP	**102,594**	106,499	102,845	99,976	91,298	95,241	97,772	100,029
Amortization of intangibles	**(1,426)**	(1,426)	(1,425)	(1,439)	(1,525)	(1,526)	(1,525)	(1,513)
Operating expenses, efficiency ratio -excluding significant items - Non-GAAP	**$ 101,168**	$ 105,073	$ 101,420	$ 98,537	$ 89,773	$ 93,715	$ 96,247	$ 98,516
Efficiency ratio – GAAP	**55.4%**	55.6%	53.5%	52.8%	56.1%	68.0%	54.7%	62.0%
Efficiency ratio, adjusted - Non-GAAP	**50.4%**	52.8%	51.2%	51.6%	47.4%	51.2%	52.2%	57.4%
Net Interest Margin:								
Net interest income – GAAP	**$ 163,452**	$ 159,481	$ 157,537	$ 151,863	$ 145,905	$ 143,628	$ 137,948	$ 130,097
Adjustments for tax equivalent interest:								
Loans	**782**	767	737	750	855	824	814	808
Investment securities	**1,732**	1,619	1,594	1,477	2,725	2,436	2,355	2,260
Total taxable equivalent adjustments	**2,514**	2,386	2,331	2,227	3,580	3,260	3,169	3,068
Net interest income (on a tax equivalent basis)	**$ 165,966**	$ 161,867	$ 159,868	$ 154,090	$ 149,485	$ 146,888	$ 141,117	$ 133,165
Average interest-earning assets	**$ 18,956,300**	$ 18,490,680	$ 17,847,262	$ 17,460,007	$ 17,138,285	$ 16,815,240	$ 16,228,996	$ 15,395,465
Net interest margin – GAAP	**3.42%**	3.42%	3.54%	3.51%	3.39%	3.40%	3.41%	3.41%
Net interest margin (on a tax-equivalent basis) - Non-GAAP	**3.49%**	3.48%	3.59%	3.56%	3.47%	3.48%	3.48%	3.49%

(1) Includes the fourth quarter of 2017 losses on sales of investment securities as part of our treasury and tax management objectives.

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Appendix: Non-GAAP Reconciliation (Dollars in in thousands, thousands, except except per per share share data) data) 2018 2017 Efficiency Ratio: Total revenue – GAAP $ 780,869 $ 701,597 Net interest income FTE adjustment 9,458 13,077 Loan servicing rights change in fair value (gains) losses (1,827) 6,375 Losses (gains) from sale of investment securities(1) (224) 7,388 Total revenue – Non-GAAP $ 788,276 $ 728,437 Operating expenses – GAAP $ 424,198 $ 421,994 Merger and restructuring expenses — (28,402) Impairment of income tax credits (12,284) (9,252) Operating expenses, core - Non-GAAP 411,914 384,340 Amortization of intangibles (5,716) (6,089) Operating expenses, efficiency ratio -excluding significant items - Non-GAAP $ 406,198 $ 378,251 Efficiency ratio – GAAP 54.3% 60.1% Efficiency ratio, adjusted - Non-GAAP 51.5% 51.9% Net Interest Margin: Net interest income – GAAP $ 632,333 $ 557,578 Adjustments for tax equivalent interest: Loans 3,036 3,301 Investment securities 6,422 9,777 Total taxable equivalent adjustments 9,458 13,078 Net interest income (on a tax equivalent basis) $ 641,791 $ 570,656 Average interest-earning assets $ 18,193,489 $ 16,400,425 Net interest margin – GAAP 3.48% 3.40% Net interest margin (on a tax-equivalent basis) - Non-GAAP 3.53% 3.48% (1) Includes the fourth quarter of 2017 losses on sales of investment securities as part of our treasury and tax management objectives. 22